Exhibit 10.43

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into between J. Kevin Vasconi (“Employee”) and Domino’s Pizza LLC (“Company”). Employee and the Company are “the parties” to this Agreement.

BACKGROUND FACTS:

Employee has been employed by the Company as its Executive Vice President, Chief Information Officer and previously executed an Employment Agreement with the Company dated February 11, 2012 in connection therewith (the “Employment Agreement”).

The parties desire to document certain understandings regarding her/his retirement from the Company.

LEGAL OBLIGATIONS:

In consideration of the mutual promises in this Agreement, and other good and valuable consideration, the parties agree to be legally bound by the following promises and acknowledgements:

1. Separation Date: Employee’s voluntary resignation will become effective at 11:59 p.m. on October 2, 2020 (the “Separation Date”). As of Employee’s Separation Date, s/he will cease performing any work-related duties and her/his title and signing authority on behalf of the Company will be rescinded.

2. Contractual Amendments: Provided that the Company meets or exceeds the threshold required for the payment of annual performance cash incentives for 2020 under its Senior Executive Annual Incentive Plan (the “AIP”), the Company agrees to pay Employee a lump sum payment (less lawfully required taxes, deductions, and withholdings) equal to a pro-rated portion (based on the number of days that s/he was employed by the Company in 2020) of the annual performance cash incentive that would have otherwise been payable to her/him for 2020 had s/he remained employed through the date of payment under the AIP, which shall be paid in 2021 if and when annual performance cash incentives are paid to then-current participants under the AIP. Additionally, if Employee elects continuation of health coverage pursuant to Section 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), the Company shall also pay Employee on a monthly basis an amount equal to the monthly COBRA premiums payable by Employee for up to twelve months following the Separation Date, provided that such payment will cease upon Employee’s entitlement to other health insurance without charge. Finally, the Company agrees not to enforce Section 8.1(iii) of the Employment Agreement. Employee agrees to notify the Company if he/she becomes entitled to other health insurance without charge during the twelve-month period following the Separation Date.

For her/his part, Employee acknowledges and agrees that s/he is not and will not be entitled to severance or any other payments or benefits of any kind under the Employment Agreement as a consequence of the conclusion of her/his employment relationship with the Company, provided, however, that for the avoidance of any doubt, nothing in this Agreement shall be construed to affect the rights and obligations of the Company or its affiliates, on the one hand, and the Employee, on the other, with respect to any outstanding, unvested equity awards and the plans and award agreements under which they were granted.

3. Release of Claims: Employee acknowledges that the consideration in Paragraph 2 represents full and final payment of all claims by Employee against the Company, and is in excess of what Employee would otherwise be entitled by virtue of her/his employment. By signing this Agreement, Employee completely and forever releases the Company and any past, present, or future direct or indirect owners, shareholders, directors, officers, employees, attorneys, agents, insurers, partners, employee benefit plans, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, parents, subsidiaries, successors, and assigns of the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated (collectively, the “Released Parties”), from any and all known or unknown claims, demands, grievances, or lawsuits arising out of or in any way relating to any event, matter, or occurrence existing or occurring before Employee signs this Agreement including, but not limited to, claims that involve or arise from the employment relationship between Employee and the Company, or the termination of that relationship.

This general release includes, but is not limited to, claims, demands, grievances, or lawsuits that arise under any of the following: Title VII of the Civil Rights Act of 1964; 42 U.S.C. § 1981; the Age Discrimination in Employment Act of 1967; the Pregnancy Discrimination Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; the Genetic Information Non-Discrimination Act; the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; the Health Insurance Portability and Accountability Act; the Fair Credit Reporting Act; the False Claims Act; the Occupational Safety and Health Act; the Uniformed Services Employment and Reemployment Rights Act; any amendments to the foregoing laws; any other federal, state, local, or foreign constitution, statute, ordinance, or regulation; or any other theory of recovery including, but not limited to, claims of discrimination, harassment, or retaliation of any kind, wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, unfair business practices, wage and hour claims of any kind, whether for non-payment, late payment, overtime, misclassification, rest breaks, meal periods, bonuses, reimbursements, deductions, and/or penalties, tort claims of any kind, whether for intentional or negligent infliction of emotional distress, personal injury, defamation, and/or invasion of privacy, and any other common law legal or equitable claims.

This release includes any and all of Employee’s claims against the Released Parties that exist as of Employee’s execution of this Agreement, even if the facts and/or legal theories supporting those claims are unknown to Employee at this time. This release binds Employee as well as her/his marital community, heirs, and assigns. Excluded from this release are any claims or rights which cannot be waived by law, including Employee’s right to seek unemployment compensation benefits.

Within 21 days of the Separation Date, Employee will execute the Additional Release of Claims attached hereto as Attachment A and return it to the Company representative identified below:

Domino’s Pizza LLC

Attention: Kevin Morris, Executive Vice President, General Counsel and Corporate Secretary

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

Employee understands and agrees that her/his right to receive and retain any of the payments otherwise payable pursuant to or described in this Agreement or any of the benefits that may be provided in respect of or related to his termination of employment to which he is not currently entitled is expressly conditioned upon the Additional Release of Claims becoming fully effective and Employee fulfilling her/his obligations under the Employment Agreement including, but not limited to, the post-employment obligations in sections 7 and 8 of that Agreement. If the Additional Release of Claims does not become fully effective in accordance with its terms or Employee fails to fulfill her/his obligations under the Employment Agreement, Employee shall not be entitled to any amounts set forth in Section 2 of this Agreement or any other benefits in respect of or related to his termination of employment to which he is not currently entitled.

4. Right to Participate in Governmental Agency Proceedings: NOTHING IN THIS AGREEMENT IS INTENDED TO LIMIT OR IMPAIR IN ANY WAY EMPLOYEE’S RIGHT TO FILE A CHARGE OR COMPLAINT WITH ANY GOVERNMENTAL AGENCY INCLUDING, BUT NOT LIMITED TO, THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), NATIONAL LABOR RELATIONS BOARD (“NLRB”), U.S. EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (“EEOC”), OR COMPARABLE STATE AND LOCAL AGENCIES, OR EMPLOYEE’S RIGHT TO PARTICIPATE IN ANY INVESTIGATION CONDUCTED BY ANY GOVERNMENTAL AGENCY AND TO RECOVER ANY APPROPRIATE RELIEF IN ANY SUCH ACTION. However, the parties agree that appropriate relief may not include remedies that personally benefit Employee and which s/he has released and waived under this Agreement, including all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay, and all other damages, benefits, remedies, or relief to which Employee may be entitled as a result of the filing or prosecution of any such charge or complaint against the Released Parties by Employee, or any resulting civil proceeding or lawsuit brought on behalf of Employee and which arises out of any matters that are released or waived by or under this Agreement. Employee expressly assigns to the Company any such remedies that personally benefit her/him. This Agreement shall not preclude Employee from bringing a charge or complaint to challenge the validity or enforceability of this Agreement under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act. NOTHING IN THIS AGREEMENT PROHIBITS EMPLOYEE’S ACCEPTANCE OF A WHISTLEBLOWER AWARD FROM THE SEC PURSUANT TO SECTION 21F OF THE FEDERAL SECURITIES EXCHANGE ACT.

5. Ownership of Rights and Claims: Employee represents and warrants that: (a) no other person or entity has any interest in the claims, obligations, or damages referred to in this Agreement; (b) s/he has the sole right and exclusive authority to execute this Agreement and receive the consideration set forth herein; and (c) s/he has not sold, assigned, transferred, conveyed, or otherwise disposed of the right to pursue any claims referred to in this Agreement or damages associated with any such claims.

6. Beneficiaries: The parties agree that the rights and benefits to the Company created by this Agreement are intended to apply to any past, present, or future owners, shareholders, directors, officers, employees, attorneys, agents, partners, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, successors, and assigns of the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated.

7. Acknowledgements Concerning Compensation/Leave/On-the-Job Injury: Employee acknowledges and agrees that the consideration in Paragraph 2 shall constitute the total amount owed by the Company to Employee and that s/he has: (a) been paid by the Company for all hours s/he has worked for the Company through the date hereof; (b) received any leave (paid or unpaid) and accommodations to which s/he was entitled through the date hereof; and (c) not suffered any on-the-job injury or occupational illness while working for the Company for which s/he has not already filed a claim. Employee confirms that s/he has no pending legal proceeding(s) against any of the Released Parties.

8. Confirmation: Employee is not aware, to the best of her/his knowledge, of any conduct on Employee’s part or on the part of another past or present employee of the Company that violated the law or otherwise exposed the Company to any liability, whether criminal or civil, whether to any government, individual, or other entity. Further, Employee acknowledges that s/he is not aware of any material violations by the Company and/or its employees, officers, directors, and agents of any constitution, statute, ordinance, regulation, or other rules that have not been addressed by the Company through appropriate compliance and/or corrective action.

9. Non-Disclosure of Agreement: Employee agrees that s/he has and will hold in strict confidence the negotiations resulting in, contents, and terms of this Agreement, except: (a) as required by law; (b) to secure advice from a legal or tax advisor; (c) to her/his spouse; or (d) in a legal action to enforce the terms of this Agreement. Employee further agrees that s/he has and will use every effort to prevent disclosure of the negotiations resulting in, contents, and terms of this Agreement by any of the persons referred to in (b) and (c) of this Paragraph. Employee agrees that the contents of this Paragraph are material terms of the Agreement. NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR IMPAIR IN ANY WAY EMPLOYEE’S RIGHT TO PROVIDE INFORMATION TO ANY GOVERNMENTAL AGENCY INCLUDING, BUT NOT LIMITED TO, THE SEC, NLRB, EEOC, OR COMPARABLE STATE AND LOCAL AGENCIES.

10. Non-Disparagement: Employee agrees that s/he has not and will not publicly make comments or statements that are disparaging of the Released Parties, Domino’s franchisees, or the Domino’s brand. A disparaging comment or statement is any communication, oral or written (including any online, social media, or digital communications), which may cause or tend to cause the recipient of the communication to question the business condition, reputation, integrity, competence, fairness, or good character of the person or entity to whom the communication relates. Employee further agrees that s/he has not and will not communicate with, give interviews, and/or provide statements to any member of the press or media including, without limitation, any print, broadcast, or electronic media, concerning any aspect of Employee’s relationship or experiences with the Company or of the Company’s business. This Paragraph shall not apply to communications required by law or that are otherwise privileged as a matter of law. NOTHING IN THIS PARAGRAPH IS INTENDED TO INTERFERE WITH OR RESTRICT EMPLOYEE’S ABILITY TO COMMUNICATE WITH ANY GOVERNMENTAL AGENCY INCLUDING ANY WITH WHICH A CHARGE OR COMPLAINT HAS BEEN FILED.

11. Violation of the Agreement: Employee understands that any violation or breach of a material term of this Agreement by her/him shall give rise to a claim against her/him by the Company and/or the Released Parties for a refund of the consideration paid pursuant to this Agreement and shall forever release and discharge these entities from the performance of any obligations arising from this Agreement but shall not release Employee from performance of her/his obligations under this Agreement.

12. Assistance and Cooperation: Upon request by the Company, Employee agrees to personally provide reasonable assistance and cooperation to the Company in activities related to any past, present, or future lawsuits or claims, matters related to the transition, or other matters involving the Company. The Company will reimburse Employee for any reasonable out-of-pocket costs and expenses incurred in connection with providing such assistance and cooperation.

13. No External Representations or Agreements: With the exception of the Employment Agreement that Employee previously executed with the Company, this Agreement constitutes the sole and entire agreement between the parties regarding the subject matter addressed herein, and supersedes any and all understandings and agreements that may have been reached earlier on this subject matter. Employee understands and agrees that her/his obligations under the Employment Agreement including, but not limited to, the post-employment obligations in sections 7 and 8 of that Agreement, remain in effect except as specifically modified herein. There are no understandings, representations, or agreements other than those set forth in this Agreement and the Employment Agreement. No provision of this Agreement shall be amended, waived, or modified except in writing signed by the parties that specifically refers to this Agreement.

14. Choice of Law: This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Michigan, without regard to choice of law principles, and except as preempted by federal law.

15. Limited Admissibility of the Agreement: The parties agree that this Agreement may not be introduced in any proceeding, except to establish conclusively the settlement and release of the claims it encompasses or to otherwise ensure rights created by this Agreement. This Agreement is not to be interpreted as an admission of any liability or other obligation to Employee.

16. Severability: If any provision of this Agreement is held by a court, arbitrator, or other adjudicative body of competent jurisdiction to be invalid, void, or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

17. Attorneys’ Fees and Costs: In any proceeding or action to enforce this Agreement or to recover damages arising out of its breach, the prevailing party shall be awarded its reasonable attorneys’ fees and costs.

18. Employee Acknowledgements: Employee, by her/his execution of this Agreement, acknowledges and agrees that the following statements are true:

(a)	S/he has carefully read this entire Agreement and has had any and all questions regarding its meaning answered to her/his satisfaction;

(b)	The Agreement is written in language that s/he understands;

(c)	S/he is hereby advised to seek independent legal advice and/or counsel of her/his own choosing prior to the execution of this Agreement;

(d)	S/he fully understands that this Agreement is a waiver of any and all claims, known and unknown, that s/he may have against the Released Parties;

(e)

S/he willingly waives any and all claims in exchange for the promises of the Company in this Agreement, which s/he acknowledges constitute valuable consideration that s/he is not otherwise entitled to receive;

(f)	S/he enters into this Agreement knowingly and voluntarily and is under no coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement; and

(g)	S/he understands that this Agreement is a contract and that either party may enforce it.

19. Periods for Considering and Revoking the Agreement: Employee acknowledges that s/he has been given at least 21 days to consider this Agreement. Employee agrees that, if s/he signs and returns this Agreement to the Company representative identified below before the end of the above 21-day period, her/his signature is intended to waive her/his right to consider the Agreement for 21 days. This proposed Agreement shall be deemed withdrawn if Employee fails to sign and return it to the Company representative identified below within 21 days of her/his receipt of the Agreement. The parties agree that Employee may revoke this Agreement at any time within 7 days after signing the Agreement by written notice delivered by certified mail to the Company representative identified below. The parties acknowledge and agree that this Agreement will become effective and enforceable once Employee signs and returns it to the Company representative identified below within 21 days of her/his receipt of the Agreement and following the expiration without exercise of the 7-day revocation period.

Domino’s Pizza LLC

Attention: Kevin Morris, Executive Vice President, General Counsel and Corporate Secretary

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

20. Approval/Enforcement/Copies: Employee agrees to cooperate with the Company in seeking and obtaining approval of this Agreement from any governmental agency, court, arbitrator, or other adjudicative body. This Agreement shall be deemed drafted equally by the parties. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and any presumption or other principle that the language herein is to be construed against any party shall not apply. This Agreement may be executed in counterparts or by electronic means such as facsimile or electronic portable document format (pdf), and copies of the Agreement shall be considered as enforceable as if they were the original.

21. Headings Irrelevant: The headings in this Agreement are intended as a convenience to the reader and are not intended to convey any legal meaning.

EMPLOYEE ACKNOWLEDGES THAT S/HE HAS CAREFULLY READ THIS ENTIRE AGREEMENT CAREFULLY. EMPLOYEE IS HEREBY ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW, S/HE IS GIVING UP CERTAIN RIGHTS WHICH S/HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASED PARTIES AS DESCRIBED HEREIN AND THE OTHER PROVISIONS HEREOF. EMPLOYEE ACKNOWLEDGES THAT S/HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND S/HE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

DOMINO’S PIZZA LLC
Employee:	/s/ Kevin Vasconi	By:	/s/ Richard E. Allison, Jr.
Date:	September 21, 2020	Its:	Chief Executive Officer
		Date:	September 21, 2020

ATTACHMENT A

Additional Release of Claims (“Additional Release”)

As explained in Paragraph 3 of the Separation Agreement and General Release (“Agreement”), this Additional Release is for Employee to release and waive any and all claims that may have arisen since the Effective Date of the Agreement. This Additional Release is intended to supplement, but not to replace, the Agreement.

Release of Claims: Employee acknowledges that the consideration in Paragraph 2 of the Agreement represents full and final payment of all claims by Employee against the Company, and is in excess of what Employee would otherwise be entitled by virtue of her/his employment. By signing this Additional Release, Employee completely and forever releases the Company, and any past, present, or future direct or indirect owners, shareholders, directors, officers, employees, attorneys, agents, insurers, partners, employee benefit plans, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, successors, and assigns of the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated (collectively, the “Released Parties”), from any and all known or unknown claims, demands, grievances, or lawsuits arising out of or in any way relating to any event, matter, or occurrence existing or occurring before Employee signs this Additional Release, including, but not limited to, claims that involve or arise from the employment relationship between Employee and the Company, or the termination of that relationship.

This general release includes, but is not limited to, claims, demands, grievances, or lawsuits that arise under any of the following: Title VII of the Civil Rights Act of 1964; 42 U.S.C. § 1981; the Age Discrimination in Employment Act of 1967; the Pregnancy Discrimination Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; the Genetic Information Non-Discrimination Act; the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; the Health Insurance Portability and Accountability Act; the Fair Credit Reporting Act; the False Claims Act; the Occupational Safety and Health Act; the Uniformed Services Employment and Reemployment Rights Act; any amendments to the foregoing laws; any other federal, state, local, or foreign constitution, statute, ordinance, or regulation; or any other theory of recovery including, but not limited to, claims of discrimination, harassment, or retaliation of any kind, wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, unfair business practices, wage and hour claims of any kind, whether for non-payment, late payment, overtime, misclassification, rest breaks, meal periods, bonuses, reimbursements, deductions, and/or penalties, tort claims of any kind, whether for intentional or negligent infliction of emotional distress, personal injury, defamation, and/or invasion of privacy, and any other common law legal or equitable claims.

This release includes any and all claims between Employee and the Company that exist as of Employee’s execution of this Additional Release, even if the facts and/or legal theories supporting those claims are unknown to Employee at this time. This release binds Employee as well as her/his marital community, heirs, and assigns. Excluded from this release are any claims or rights which cannot be waived by law, including Employee’s right to seek unemployment compensation benefits.

Acknowledgements Concerning Compensation/Leave/On-the-Job Injury: Employee acknowledges and agrees that the consideration in Paragraph 2 shall constitute the total amount owed by the Company to Employee and that s/he has: (a) been paid by the Company for all hours s/he has worked for the Company; (b) received all amounts due from the Company through the Separation Date including, but not limited to, compensation, wages, payments, bonuses, benefits, pay in lieu of notice, salary continuation or severance, reimbursements, or any other remuneration of whatever kind arising from or relating to the employment relationship with the Company, or the termination of that relationship, except for the payments and benefits expressly provided for under this Agreement; (c) received any leave (paid or unpaid) and accommodations to which s/he was entitled through the Separation Date; and (d) not suffered any on-the-job injury or occupational illness while working for the Company for which s/he has not already filed a claim. Employee confirms that s/he has no pending legal proceeding(s) against any of the Released Parties.

Employee Avowals: Employee, by her/his execution of this Additional Release, acknowledges and agrees that the following statements are true:

(a)	S/he has carefully read this entire Additional Release and has had any and all questions regarding its meaning answered to her/his satisfaction;

(b)	The Additional Release is written in language that s/he understands;

(c)	S/he is hereby advised to seek independent legal advice and/or counsel of her/his own choosing prior to the execution of this Additional Release;

(d)	S/he fully understands that this Additional Release is a waiver of any and all claims, known and unknown, that s/he may have against the Released Parties;

(e)

S/he willingly waives any and all claims in exchange for the promises of the Company in the Agreement, which s/he acknowledges constitute valuable consideration that s/he is not otherwise entitled to receive;

(f)	S/he enters into this Additional Release knowingly and voluntarily and is under no coercion or duress whatsoever in considering or agreeing to the provisions of this Additional Release; and

(g)	S/he understands that this Additional Release is a contract and that either party may enforce it.

Periods for Considering and Revoking the Additional Release: Employee acknowledges that s/he has been given at least 21 days to consider this Additional Release. Employee agrees that, if s/he signs and returns this Additional Release to the Company representative identified below before the end of the above 21-day period, her/his signature is intended to waive her/his right to consider the Additional Release for 21 days. This proposed Additional Release shall be deemed withdrawn if Employee fails to sign and return it to the Company representative identified below within 21 days of her/his receipt of the Additional Release. The parties agree that Employee may revoke this Additional Release at any time within 7 days after signing the Additional Release by written notice delivered by certified mail to the Company representative identified below. The parties acknowledge and agree that this Additional Release will become effective and enforceable once Employee signs and returns it to the Company representative identified below within 21 days of her/his receipt of the Additional Release and following the expiration without exercise of the 7-day revocation period.

Domino’s Pizza LLC

Attention: Kevin Morris, Executive Vice President, General Counsel and Corporate Secretary

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

EMPLOYEE ACKNOWLEDGES THAT S/HE HAS CAREFULLY READ THIS ADDITIONAL RELEASE CAREFULLY. EMPLOYEE IS HEREBY ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS ADDITIONAL RELEASE, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW, S/HE IS GIVING UP CERTAIN RIGHTS WHICH S/HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASED PARTIES AS DESCRIBED HEREIN AND THE OTHER PROVISIONS HEREOF. EMPLOYEE ACKNOWLEDGES THAT S/HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS ADDITIONAL RELEASE AND S/HE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

DOMINO’S PIZZA LLC
Employee:	By:
Date:	Its:
Date: